EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-192002, 333-201098, 333-207529, 333-215349, 333-222335, 333-227566, 333-233525, 333-259248, and 333-282037) and Form S-3 (No. 333-282046) of PEDEVCO Corp., of our report dated June 2, 2025, relating to the audit of the combined financial statements of North Peak Oil and Gas as of December 31, 2024 and 2023 and for the years then ended, which appears in this Current Report on Form 8-K/A (Amendment No. 2).

/s/ Whitley Penn LLP

Houston, Texas

January 9, 2026